                                                                    EXHIBIT 99.3

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

     Certain forward-looking statements regarding the proposed merger (the "Merger") of The Phoenix Resources Companies, Inc. ("Phoenix") with a subsidiary of Apache Corporation ("Apache") were made in the Press Release of Apache dated March 27, 1996 filed as Exhibit 99.2 to this Current Report on Form 8-K dated March 27, 1996, and in certain oral statements of officers of Apache and Phoenix. These statements include, among other things, (i) an Apache analysis of the allocation of the Merger consideration to various cost categories based on various estimates, (ii) Apache estimates of oil and gas reserves by reserve category, (iii) estimates of the value of future production available for cost recovery of exploration and development activities, (iv) certain 1997 production estimates, and (v) estimates of the impact of the Merger on Apache net income per share and net cash provided by operating activities in 1997. Such statements by their nature are subject to certain risks, uncertainties and assumptions and will be influenced by various factors. Should one or more of the underlying assumptions prove incorrect, actual results could vary materially. Several key factors that have a direct bearing on Apache's ability to attain these estimates and projections or achieve expectations are discussed below:

          (a) Proved reserve estimates are based on Apache analysis of oil and gas reserves which meet the definition of "proved" under Securities and Exchange Commission (the "Commission") rules. Other reserve categories have also been estimated by Apache. The estimates of future net cash flows and the value thereof are based upon assumptions of future production levels, prices and costs that may prove to be incorrect over time. Any significant variance from these assumptions could result in the actual quantity of the reserves and future net cash flows therefrom being materially different from these estimates. Furthermore, such reserves may be subject to revisions based on production history, results of future exploration and development, prevailing oil and gas prices, operating and developmental costs, and other factors.

          (b) The initial oil and gas prices used in the estimates included herein are $17 per barrel of oil and $2.40 per MMBtu for gas without escalation. Prices for oil produced in the concessions in which Apache and Phoenix participate in the Arab Republic of Egypt ("Egypt") are based on oil sold on the world market and are subject to world oil price fluctuations. Gas prices are based upon 85 percent of a benchmark oil price and will be subject to fluctuations in such price. Fluctuations in oil prices will impact estimates that are dependent upon future production values, including cost recovery value and other revenue related matters. Actual future results will be affected by the factors described below under "Effect of Volatile Production Prices."

          (c) The future cost recovery dollars included herein are based on estimated future production from proved and probable oil and gas reserves and assume the implementation of a two-year capital expenditure program of approximately $125 million attributable to Phoenix's interest in the Qarun and Khalda concessions in the Western Desert of Egypt (which will require the approval of the other parties to the concession agreements). Substantially all of the proved and probable reserves except for those described in (d) below are associated with additional recoveries from existing wellbores or additional recovery from waterflood projects.

          (d) Approximately 10 MMboe of reserves are attributable to gas discoveries on the Khalda concession which, to be deemed "proved," require the construction and completion of gas pipelines presently in the planning stages and the negotiation and execution of a gas contract. Allocated value placed on these reserves assumes market availability through a planned natural gas pipeline projected for completion in 1999. Factors such as market availability and competition from alternative fuels may affect the timing of the pipeline project.

          (e) Estimates of 1997 production assume oil production levels from the Qarun concession at 35,000 barrels per day (gross). If unanticipated start-up problems occur with the Qarun production system, full production at projected rates could be delayed. Thus, 1997 estimates of production, net income and cash flow would be affected.

          (f) Forward-looking statements regarding Phoenix's operations and reserves are dependent upon the continued economic and political stability of Egypt and the surrounding region. Adverse developments in Egypt and future changes in Egyptian governmental regulations and policies could adversely affect Phoenix's results of operations. The Phoenix Egyptian concessions are subject to cancellation upon the occurrence of specific extraordinary events, including national emergency, unauthorized assignment of undivided interests in the concessions by the contracting subsidiaries, the bankruptcy of the contractor and intentional extraction of any mineral not authorized by the concession agreements. Phoenix's share of crude oil from its Egyptian concessions is currently being sold exclusively to the Egyptian General Petroleum Corporation ("EGPC"). Although Phoenix believes that in the event of the loss of EGPC as a purchaser or adverse developments in the business practices of EGPC, production from Phoenix's Egyptian concessions could be sold at comparable prices on the international market, there can be no assurances concerning such sales.

     Effect of Volatile Product Prices. The future financial condition and results of operations of Apache and Phoenix will depend upon the prices received for oil and natural gas production and the costs of acquiring, finding, developing and producing reserves. Prices for oil and natural gas are subject to fluctuations in response to relatively minor changes in supply, market uncertainty and a variety of additional factors that are beyond the control of Apache and Phoenix. These factors include worldwide political instability (especially in the Middle East and other oil-producing regions), the foreign supply of oil and gas, the price of foreign imports, the level of consumer product demand, government regulations and taxes, the price and availability of alternative fuels and the overall economic environment. A substantial or extended decline in oil and gas prices would have a material adverse effect on Apache's and Phoenix's financial position, results of operations, quantities of oil and gas that may be economically produced and access to capital. In addition, the sale of oil and gas production of Apache and Phoenix depends upon a number of factors beyond the control of the companies, including the availability and capacity of transportation and processing facilities.

     Oil and natural gas prices have historically been volatile and are likely to continue to be volatile in the future. Such volatility makes it difficult to estimate the value of producing properties for acquisition and to budget and project the return on exploration and development projects involving producing properties. In addition, unusually volatile prices often disrupt the market for oil and gas properties, as buyers and sellers have more difficulty agreeing on the purchase price of properties.

     Apache engages in hedging activities with respect to some of its projected oil and gas production through a variety of financial arrangements designed to protect against price declines, including swaps, collars and futures agreements. To the extent that Apache engages in such activities, it may be prevented from realizing the benefits of price increases above the levels of the hedges. Phoenix does not engage in such activities.

     Phoenix's proved reserve base was approximately 85 percent oil on an energy equivalent basis as of December 31, 1995. By comparison, Apache's proved reserve base was approximately 60 percent natural gas on an energy equivalent basis as of December 31, 1995, and 95 percent of Apache's natural gas reserves are located in the United States and Canada. Accordingly, Apache is more sensitive to fluctuations in United States natural gas prices than to fluctuations in the price of oil.

     Apache periodically reviews the carrying value of its oil and gas properties under the full-cost accounting rules of the Commission. Under the full-cost accounting rules, capitalized costs of oil and gas properties on a country-by-country basis may not exceed the present value of estimated future net cash flows from proved reserves, discounted at ten percent, plus the lower of cost or fair market value of unproved properties as adjusted for related tax effects. At the end of each fiscal quarter, the test is applied at the unescalated prices in effect at the applicable time and results in a write-down if the "ceiling" is exceeded, even if prices decline for only a short period of time.

     Reliance on Estimates of Proved Reserves and Future Net Cash Flows; Depletion of Reserves. There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the producer. The reserve data presented in connection with statements concerning the estimates represent only estimates. In addition, the estimates of future net cash flows from proved reserves of Apache and Phoenix and the present value thereof are based upon various assumptions about future production levels, prices and costs that may prove to be incorrect over time. Any significant variance from the assumptions could result in the actual quantity of reserves of Apache and Phoenix and future net cash flows therefrom being materially different from the estimates presented in connection with the Merger. In addition, estimated reserves of Apache and Phoenix may be subject to downward or upward revision based upon production history, results of future exploration and development, prevailing oil and gas prices, operating and development costs and other factors.

                                        3